News Release

BNY MELLON REPORTS THIRD QUARTER 2019 EARNINGS OF
$1.0 BILLION OR $1.07 PER COMMON SHARE

Revenue down 5%	EPS up 1%	ROE 11% ROTCE 21% (a)	CET1 11.1% SLR 6.1%

NEW YORK, October 16, 2019 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				3Q19 vs.
	3Q19	2Q19	3Q18	2Q19	3Q18
Net income applicable to common shareholders (in millions)	$1,002	$969	$1,075	3%	(7)%
Diluted earnings per common share	$1.07	$1.01	$1.06	6%	1%

Third Quarter Results
Total revenue of $3.9 billion, decreased 5%

•	Fee revenue decreased 1%

•	Net interest revenue decreased 18%, driven by lease-related impairment of $70 million; $(0.06) per common share

Total noninterest expense of $2.6 billion, decreased 5%

•	Continued investments in technology more than offset by lower other expenses

•	Net reduction of reserves for tax-related exposure of certain investment management funds, $0.06 per common share, and lower litigation, decreased expenses 5%

Income tax

•	Effective tax rate of 19.1%, compared with 16.5% in 3Q18

Investment Services

•	Total revenue decreased slightly

•	Income before taxes increased 7%, driven by lower litigation expense

•	AUC/A of $35.8 trillion, increased 4%

Investment Management

•	Total revenue decreased 12%

•	Income before taxes decreased 5%, benefited from the net reduction of reserves for tax-related exposure of certain investment management funds

•	AUM of $1.9 trillion, increased 3%

Returned $1.3 billion to common shareholders

•	Repurchased 21.3 million common shares for $981 million

•	Paid dividends of $294 million to common shareholders

CEO Commentary
“I am privileged and excited to lead this great organization. Our focus on strengthening our performance culture, attracting talent and improving quality and operational efficiency has enabled us to be a stronger partner to our clients. I am proud and thankful for the effort that our employees put in each and every day to provide an outstanding client experience. We have an ambitious agenda and I believe that we’re absolutely on the right path,” Todd Gibbons, interim Chief Executive Officer, said.

“We’re encouraged by fee growth across many of the businesses within Investment Services. Interest rate headwinds and deposit mix continue to challenge net interest revenue and Asset Management continues to be negatively impacted by prior-year outflows. We are taking actions to improve performance and we remain focused on investing in our future while controlling our overall expenses. Our company is well positioned to continue returning significant amounts of capital to shareholders,” Mr. Gibbons concluded.

Media Relations: Madelyn McHugh (212) 635-1376	Investor Relations: Magda Palczynska (212) 635-8529
(a) For information on this Non-GAAP measure, see “Supplemental Information – Explanation of GAAP and Non-GAAP financial measures” on page 8.
Note: Above comparisons are 3Q19 vs. 3Q18.

BNY Mellon 3Q19 Earnings Release

CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				3Q19 vs.
	3Q19	2Q19	3Q18	2Q19		3Q18
Fee revenue	$3,129	$3,105	$3,168	1%		(1)%
Net securities (losses) gains	(1)	7	—	N/M		N/M
Total fee and other revenue	3,128	3,112	3,168	1		(1)
Income from consolidated investment management funds	3	10	10	N/M		N/M
Net interest revenue	730	802	891	(9)		(18)
Total revenue	3,861	3,924	4,069	(2)		(5)
Provision for credit losses	(16)	(8)	(3)	N/M		N/M
Noninterest expense	2,590	2,647	2,738	(2)		(5)
Income before income taxes	1,287	1,285	1,334	—		(4)
Provision for income taxes	246	264	220	(7)		12
Net income	$1,041	$1,021	$1,114	2%		(7)%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,002	$969	$1,075	3%		(7)%
Operating leverage (a)				54	bps	30	bps
Diluted earnings per common share	$1.07	$1.01	$1.06	6%		1%
Average common shares and equivalents outstanding - diluted (in thousands)	935,677	953,928	1,003,665
Pre-tax operating margin	33%	33%	33%

(a)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points.

KEY DRIVERS (comparisons are 3Q19 vs. 3Q18, unless otherwise stated)

•	Total revenue decreased 5% primarily reflecting:

•
Fee revenue decreased 1% primarily reflecting the cumulative AUM outflows since 3Q18, lower performance fees and the unfavorable impact of a stronger U.S. dollar, partially offset by higher fees in Issuer Services and Clearance and Collateral Management and higher client assets and volumes in Pershing.

•
Net interest revenue decreased 18% primarily reflecting the lease-related impairment of $70 million, higher interest-bearing deposit and funding costs and lower noninterest-bearing deposit balances, partially offset by the benefit of higher rates earned on interest-earning assets. The lease-related impairment decreased net interest revenue 8%. Sequentially, nearly all of the 9% decrease in net interest revenue was driven by the lease-related impairment.

•	Provision for credit losses was a credit of $16 million, due in part from the sale of the loans related to a California utility company that filed for bankruptcy.

•
Noninterest expense decreased 5%. Nearly all of the decrease was driven by the reduction of previously established reserves for potential tax-related exposure of certain investment management funds that we manage, net of staff expense, and lower litigation expense. The remaining slight decrease primarily reflects the continued investments in technology, which were more than offset by lower other expenses and the favorable impact of a stronger U.S. dollar.

•	Effective tax rate of 19.1% compared with 16.5% in 3Q18, which was impacted by adjustments to the provisional estimates for U.S. tax legislation and other changes.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

•	AUC/A of $35.8 trillion, increased 4%, primarily reflecting higher market values and net new business, partially offset by the unfavorable impact of a stronger U.S. dollar.

•
AUM of $1.9 trillion, increased 3%, primarily reflecting higher market values, partially offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound) and net outflows.

Capital and liquidity

•	Repurchased 21.3 million common shares for $981 million and paid $294 million in dividends to common shareholders.

•	Return on common equity (“ROE”) of 11%; Return on tangible common equity (“ROTCE”) of 21% (a).

•	Common Equity Tier 1 (“CET1”) ratio – 11.1%.

•	Supplementary leverage ratio (“SLR”) – 6.1%.

•	Average liquidity coverage ratio (“LCR”) – 117%.

•	Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 3Q19 Earnings Release

INVESTMENT SERVICES BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q19 vs.
	3Q19	2Q19	3Q18	2Q19	3Q18
Total revenue by line of business:
Asset Servicing	$1,405	$1,391	$1,458	1%	(4)%
Pershing	568	564	558	1	2
Issuer Services	466	446	453	4	3
Treasury Services	312	317	324	(2)	(4)
Clearance and Collateral Management	293	284	264	3	11
Total revenue by line of business	3,044	3,002	3,057	1	—
Provision for credit losses	(15)	(4)	1	N/M	N/M
Noninterest expense	1,965	1,954	2,030	1	(3)
Income before taxes	$1,094	$1,052	$1,026	4%	7%

Pre-tax operating margin	36%	35%	34%

Foreign exchange and other trading revenue	$160	$153	$161	5%	(1)%
Securities lending revenue	$39	$40	$52	(3)%	(25)%

Metrics:
Average loans	$32,758	$32,287	$35,044	1%	(7)%
Average deposits	$208,044	$201,146	$192,741	3%	8%

AUC/A at period end (in trillions) (current period is preliminary) (a)	$35.8	$35.5	$34.5	1%	4%
Market value of securities on loan at period end (in billions) (b)	$362	$369	$415	(2)%	(13)%

(a)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.4 trillion at Sept. 30, 2019, June 30, 2019 and Sept. 30, 2018.

(b)
Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $66 billion at Sept. 30, 2019, $64 billion at June 30, 2019 and $69 billion at Sept. 30, 2018.

KEY DRIVERS

•	The drivers of the total revenue variances by line of business are indicated below.

•
Asset Servicing - The year-over-year decrease primarily reflects lower client activity, securities lending revenue and net interest revenue and the unfavorable impact of a stronger U.S. dollar. The sequential increase primarily reflects higher foreign exchange and other trading revenue.

•	Pershing - Both increases primarily reflect growth in client assets and accounts. The year-over-year increase was partially offset by lower net interest revenue.

•
Issuer Services - Both increases primarily reflect higher Depositary Receipts revenue, partially offset by lower net interest revenue in Corporate Trust. The year-over-year increase also reflects higher volumes in Corporate Trust.

•	Treasury Services - Both decreases primarily reflect lower net interest revenue.

•
Clearance and Collateral Management - Both increases primarily reflect growth in clearance volumes and collateral management from new business. The year-over-year increase was partially offset by lower net interest revenue.

•	Noninterest expense decreased year-over-year primarily driven by lower litigation and staff expenses. The sequential increase primarily reflects higher staff expense.

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BNY Mellon 3Q19 Earnings Release

INVESTMENT MANAGEMENT BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q19 vs.
	3Q19	2Q19	3Q18	2Q19	3Q18
Total revenue by line of business:
Asset Management	$605	$618	$704	(2)%	(14)%
Wealth Management	285	299	311	(5)	(8)
Total revenue by line of business	890	917	1,015	(3)	(12)
Provision for credit losses	—	(2)	(2)	N/M	N/M
Noninterest expense	590	654	701	(10)	(16)
Income before taxes	$300	$265	$316	13%	(5)%

Pre-tax operating margin	34%	29%	31%
Adjusted pre-tax operating margin – Non-GAAP (a)	38%	32%	35%

Metrics:
Average loans	$16,260	$16,322	$16,763	—%	(3)%
Average deposits	$14,083	$14,615	$14,634	(4)%	(4)%

AUM (in billions) (current period is preliminary) (b)	$1,881	$1,843	$1,828	2%	3%
Wealth Management client assets (in billions) (current period is preliminary) (c)	$259	$257	$261	1%	(1)%

(a)	Net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8 for information on this Non-GAAP measure.

(b)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(c)	Includes AUM and AUC/A in the Wealth Management business.

KEY DRIVERS

•	The drivers of the total revenue variances by line of business are indicated below.

•
Asset Management - The year-over-year decrease primarily reflects the cumulative AUM outflows since 3Q18, lower performance fees, the impact of hedging activities and the unfavorable impact of a stronger U.S. dollar (principally versus the British pound), partially offset by higher market values. The sequential decrease primarily reflects the impact of hedging activities and the unfavorable impact of a stronger U.S. dollar, partially offset by higher market values.

•	Wealth Management - Both decreases primarily reflect lower net interest revenue, partially offset by higher market values.

•
Noninterest expense decreased year-over-year and sequentially primarily reflecting the net reduction of the reserves for tax-related exposure of certain investment management funds and the favorable impact of a stronger U.S. dollar. The year-over-year decrease also reflects lower staff expense. The sequential decrease was partially offset by higher distribution and servicing expenses.

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BNY Mellon 3Q19 Earnings Release

OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, business exits and other corporate revenue and expense items.

(in millions)	3Q19	2Q19	3Q18
Fee revenue	$5	$34	$7
Net securities (losses) gains	(1)	7	—
Total fee and other revenue	4	41	7
Net interest (expense)	(80)	(40)	(13)
Total (loss) revenue	(76)	1	(6)
Provision for credit losses	(1)	(2)	(2)
Noninterest expense	35	39	6
(Loss) before taxes	$(110)	$(36)	$(10)

KEY DRIVERS

•
Fee revenue, net securities (losses) gains and net interest expense include corporate treasury and other investment activity, including hedging activity which offsets between fee revenue and net interest expense. Total revenue decreased and net interest expense increased year-over-year and sequentially primarily reflecting the lease-related impairment and corporate treasury activity.

•	Noninterest expense increased year-over-year primarily reflecting higher staff expense.

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BNY Mellon 3Q19 Earnings Release

CAPITAL AND LIQUIDITY

Our consolidated capital and liquidity ratios are shown in the following table.

Capital and liquidity ratios	Sept. 30, 2019	June 30, 2019	Dec. 31, 2018
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.1%	11.1%	10.7%
Tier 1 capital ratio	13.2	13.2	12.8
Total capital ratio	14.0	14.0	13.6
Tier 1 leverage ratio	6.6	6.8	6.6
SLR	6.1	6.3	6.0
BNY Mellon shareholders’ equity to total assets ratio	11.0%	10.9%	11.2%
BNY Mellon common shareholders’ equity to total assets ratio	10.1%	10.0%	10.2%

Average LCR	117%	117%	118%

Book value per common share (b)	$40.75	$40.30	$38.63
Tangible book value per common share – Non-GAAP (b)	$20.59	$20.45	$19.04
Common shares outstanding (in thousands)	922,199	942,662	960,426

(a)
Regulatory capital ratios for Sept. 30, 2019 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods noted above was the Advanced Approaches.

(b)
Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8 for information on this Non-GAAP measure.

CET1 capital totaled $18.3 billion at Sept. 30, 2019, a decrease of $276 million compared with June 30, 2019. The decrease primarily reflects capital deployed through common stock repurchases and dividend payments, partially offset by capital generated through earnings.

NET INTEREST REVENUE

Net interest revenue				3Q19 vs.
(dollars in millions; not meaningful - N/M)	3Q19	2Q19	3Q18	2Q19		3Q18
Net interest revenue	$730	$802	$891	(9)%		(18)%
Add: Tax equivalent adjustment	3	4	5	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$733	$806	$896	(9)%		(18)%

Net interest margin	0.99%	1.12%	1.27%	(13	) bps	(28	) bps
Net interest margin (FTE) – Non-GAAP (a)	1.00%	1.12%	1.28%	(12	) bps	(28	) bps

(a)
Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income which allows for comparisons of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

bps – basis points.

Net interest revenue decreased year-over-year primarily reflecting the lease-related impairment of $70 million, higher interest-bearing deposit and funding costs and lower noninterest-bearing deposit balances, partially offset by the benefit of higher rates earned on interest-earning assets. The lease-related impairment decreased net interest revenue 8% year-over-year and the 3Q19 net interest margin by 10 basis points. The sequential decrease was primarily driven by the lease-related impairment of $70 million. Lower deposit and funding costs and the impact of hedging were largely offset by the impact of lower rates on interest-earning assets. The impact of hedging activities is offset in foreign exchange and other trading revenue.

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BNY Mellon 3Q19 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	Sept. 30, 2019	June 30, 2019	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018

Fee and other revenue
Investment services fees:
Asset servicing fees	$1,152	$1,141	$1,157	$3,415	$3,482
Clearing services fees (a)	419	410	393	1,227	1,218
Issuer services fees	324	291	287	866	813
Treasury services fees	140	140	137	412	415
Total investment services fees (a)	2,035	1,982	1,974	5,920	5,928
Investment management and performance fees (a)	832	833	912	2,506	2,763
Foreign exchange and other trading revenue	150	166	155	486	551
Financing-related fees	49	50	52	150	157
Distribution and servicing	33	31	34	95	104
Investment and other income	30	43	41	108	193
Total fee revenue	3,129	3,105	3,168	9,265	9,696
Net securities (losses) gains	(1)	7	—	7	(48)
Total fee and other revenue	3,128	3,112	3,168	9,272	9,648
Operations of consolidated investment management funds
Investment income	4	10	10	40	12
Interest of investment management fund note holders	1	—	—	1	1
Income from consolidated investment management funds	3	10	10	39	11
Net interest revenue
Interest revenue	1,942	1,965	1,634	5,827	4,568
Interest expense	1,212	1,163	743	3,454	1,842
Net interest revenue	730	802	891	2,373	2,726
Total revenue	3,861	3,924	4,069	11,684	12,385
Provision for credit losses	(16)	(8)	(3)	(17)	(11)
Noninterest expense
Staff	1,479	1,421	1,478	4,424	4,543
Professional, legal and other purchased services	316	337	332	978	951
Software and equipment	309	304	262	896	762
Net occupancy	138	138	139	413	434
Sub-custodian and clearing	111	115	106	331	335
Distribution and servicing	97	94	99	282	311
Business development	47	56	51	148	164
Bank assessment charges	31	31	49	93	148
Amortization of intangible assets	30	30	48	89	145
Other	32	121	174	282	431
Total noninterest expense	2,590	2,647	2,738	7,936	8,224
Income
Income before income taxes	1,287	1,285	1,334	3,765	4,172
Provision for income taxes	246	264	220	747	788
Net income	1,041	1,021	1,114	3,018	3,384
Net (income) loss attributable to noncontrolling interests (includes $(3), $(4), $(3), $(17) and $1 related to consolidated investment management funds, respectively)	(3)	(4)	(3)	(17)	1
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,038	1,017	1,111	3,001	3,385
Preferred stock dividends	(36)	(48)	(36)	(120)	(120)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,002	$969	$1,075	$2,881	$3,265

(a)	In 1Q19, we reclassified certain platform-related fees to clearing services fees from investment management and performance fees. Prior periods have been reclassified.

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Sept. 30, 2019	June 30, 2019	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018
(in dollars)
Basic	$1.07	$1.01	$1.07	$3.02	$3.21
Diluted	$1.07	$1.01	$1.06	$3.01	$3.20

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BNY Mellon 3Q19 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. BNY Mellon believes that the return on tangible common equity is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

BNY Mellon has also included the operating margin for the Investment Management business net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. BNY Mellon believes that this measure is useful when evaluating the performance of the Investment Management business relative to industry competitors.

For the reconciliations of these Non-GAAP measures, see “Supplemental Information - Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about our capital plans, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, capabilities, revenue, net interest revenue, fees, expenses, cost discipline, sustainable growth, company management, deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “future” and words of similar meaning signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2018 and BNY Mellon’s other filings with the Securities and Exchange Commission. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as BNY Mellon completes its Quarterly Report on Form 10-Q for the third quarter of 2019. All forward-looking statements in this Earnings Release speak only as of Oct. 16, 2019, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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BNY Mellon 3Q19 Earnings Release

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries. As of Sept. 30, 2019, BNY Mellon had $35.8 trillion in assets under custody and/or administration, and $1.9 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Todd Gibbons, interim Chief Executive Officer, and Mike Santomassimo, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on Oct. 16, 2019. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 807070, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. EDT on Oct. 16, 2019. Replays of the conference call and audio webcast will be available beginning Oct. 16, 2019 at approximately 2:00 p.m. EDT through Nov. 15, 2019 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 5953533. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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